                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                  SOUTHEAST INTERACTIVE TECHNOLOGY FUND I, LLC
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                       OF
                  SOUTHEAST INTERACTIVE TECHNOLOGY FUND I, LLC
                           TO BE HELD FEBRUARY 8, 1999




         NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Shareholders of Southeast Interactive Technology Fund I, LLC, a North Carolina limited liability company (the "Fund"), will be held at MCNC, 3021 Cornwallis Road, Research Triangle Park, North Carolina on February 8, 1999 at 2:00 p.m. and at any adjournments thereof, for the purpose of considering and acting upon the following matters:

         1. To elect four directors of the Fund to serve until the next Annual Meeting of Shareholders and until their successors have been duly elected and qualified;

         2. To approve amendments to the Operating Agreement and the Advisory and Management Agreement regarding management fees;

         3. To ratify the appointment of Ernst & Young LLP as the independent public accountants of the Fund for the year ending December 31, 1998; and

         4. To transact such other business as may properly come before the meeting or any adjournment thereof.

         All shareholders of record at the close of business on January 15, 1999 will be entitled to vote at the meeting or any adjournment thereof.


                                By order of the Managers,


                                David C. Blivin, CPA
                                Managing Director


Date:    January 19, 1999

                  Southeast Interactive Technology Fund I, LLC
                        2525 Meridian Parkway, Suite 300A
                          Durham, North Carolina 27713


                        ---------------------------------
                                 PROXY STATEMENT
                        ---------------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD FEBRUARY 8, 1999



                                     GENERAL

         This Proxy Statement is being furnished by Southeast Interactive Technology Fund I, LLC, a North Carolina limited liability company (the "Fund"), to the holders of shares of membership interest in the Fund ("Shareholders") as a proxy statement in connection with the solicitation of appointments of proxy by the managers of the Fund ("directors") for use at the annual meeting of Shareholders to be held at 2:00 p.m. on February 8, 1999, at MCNC, 3021 Cornwallis Road, Research Triangle Park, North Carolina (the "Annual Meeting") and at any adjournments thereof. The Annual Meeting has been called for the purpose of considering and acting upon the following proposals: (i) to elect four directors to serve until the next Annual Meeting of Shareholders and until their successors have been duly elected and qualified; (ii) to approve amendments to the Operating Agreement of the Fund (the "Operating Agreement") and the Advisory and Management Agreement (the "Advisory Agreement") between the Fund and Southeast Venture Partners, LLC (the "Advisor") that include a clarification of language regarding management fees; (iii) to ratify the appointment of Ernst & Young, LLP as the independent public accountants of the Fund for the year ending December 31, 1998; and (iv) to transact such other business as may properly come before the meeting or any adjournments thereof.

Voting of Proxies; Revocation

         Persons named on the enclosed appointment of proxy as proxies for the Shareholders at the Annual Meeting are David C. Blivin and Norvell E. Miller,
IV. Shares of membership interest in the Fund ("Shares") represented by each appointment of proxy which is properly executed, returned, and not revoked will be voted in accordance with the directions thereon. If no directions are given, those Shares will be voted "FOR" the election of each of the four nominees named herein and "FOR" the other proposals described herein. If, at or before the Annual Meeting, any nominee becomes unavailable for any reason, the proxies will be authorized to vote for a substitute nominee. On such other matters as may properly come before the Annual Meeting, the proxies will be authorized to vote Shares represented by appointments of proxy in accordance with their best judgment.

         A Shareholder may revoke an appointment of proxy at any time before the Shares represented by it have been voted by filing with the Fund at the address above an instrument revoking it or a properly executed appointment of proxy bearing a later date, or by attending the Annual Meeting and announcing his or her intention to vote in person.

Expenses of the Solicitation

         The Fund will pay the cost of preparing, assembling, and mailing this Proxy Statement to Shareholders and certain other proxy solicitation expenses. In addition to the use of mail, appointments of proxy may be solicited in person or by telephone by officers, directors, or employees of the Fund or the Advisor without additional compensation.

Record Date

         The Board of Directors has set January 15, 1999 as the record date for the determination of Shareholders entitled to notice of and to vote at the Annual Meeting. Only Shareholders of record on that date will be entitled to vote at the Annual Meeting.

Voting Securities

         The voting securities of the Fund are its shares of limited liability company membership interest, of which 244 were outstanding on the record date.

Voting Procedures; Votes Required for Approval

         The representation in person or by proxy of a majority of the votes entitled to be cast is necessary to provide a quorum at the Annual Meeting. At the Annual Meeting, each Shareholder will be entitled to cast one vote for each Share held of record on the record date for each matter submitted for voting and, in the election of directors, for each director to be elected.

         In voting for directors, the nominees receiving the highest numbers of votes will be elected. With respect to the election of directors, votes may be cast in favor of nominees or withheld. Withheld votes are not treated as votes cast and, therefore, have no effect on the election of directors. The proposal to amend the Operating Agreement and the Advisory Agreement will be approved if Shareholders holding two-thirds (66 2/3%) or more of the outstanding Shares vote in favor of the proposal. The proposal to ratify the appointment of independent public accountants and any other proposal properly before the Annual Meeting will be approved if Shareholders holding (i) more than 50% of the outstanding Shares or (ii) if less, 67% or more of the Shares which are present or represented by proxy at the meeting, vote in favor of the proposal.

Amount and Nature of Beneficial Ownership of Voting Securities

         The following table sets forth certain information regarding the beneficial ownership of Shares as of the record date by (i) any person known to the Fund to be the beneficial owner of more than five percent of the outstanding Shares and (ii) each director. Each person included on the table has sole voting power and sole investment power with respect the Shares beneficially owned thereby.

                                             Amount and Nature of
     Name and Address of                     Beneficial Ownership    Percent of
     Beneficial Owner                                 (1)             Class (2)
     -------------------------------------   --------------------    ----------
     Interstate/Johnson Lane Corporation              14                5.7%
     David C. Blivin                                   1                  *
     Norvell E. Miller, IV                            --                 --
     George R. Collins                                 1                  *
     L. Scott Stankavage                               1                  *

------------
(1) Amounts presented are the number of Shares held by each person.
(2) An "*" indicates less than one percent.

Section 30(f) Beneficial Ownership Reporting Compliance

         Section 30(f) of the Investment Company Act of 1940, as amended (the "Act"), requires every person who is an officer, director, member of an advisory board, investment adviser or an affiliate of an investment adviser of a registered investment company or who owns more than ten percent of a registered investment company's outstanding securities to file initial reports of ownership and reports of changes in their ownership of such securities with the United States Securities and Exchange Commission (the "SEC"). Reporting persons are required by SEC regulations to furnish the Fund with copies of all Section 30(f) forms they file. To the Advisor's knowledge, no such reports are required since no single entity own more than ten percent of the Fund.

                           PROPOSAL TO ELECT DIRECTORS

Election of Directors

         Directors are elected annually and serve until the next annual meeting of Shareholders and until their successors are elected and qualified. Four directors are to be elected at the Annual Meeting. The following table provides certain information with respect to the nominees. The Board of Directors recommends that you vote "FOR" all of the nominees listed below.

              Name                        Age              Current Position
              ----                        ---              ----------------

              David C. Blivin *           41               Managing Director
              Norvell E. Miller *         41               Managing Director
              George R. Collins           51               Director
              L. Scott Stankavage         36               Director

---------------
* Messrs. Blivin and Miller are shareholders and directors of the Advisor. Consequently, each of these nominees is an "interested person" within the meaning of Section 2(a)(19) of the Act.

         The education and experience of each nominee is discussed below.

         David C. Blivin - Mr. Blivin has served as the Managing Director of the Fund and the Advisor since their inception in May 1995. His experience also includes serving as the Chief Financial Officer of Montrose Capital Corporation from July 1987 to June 1996. He is a 1985 graduate of the Duke University Fuqua School of Business and a Certified Public Accountant. Prior to joining Montrose Capital Corporation, Mr. Blivin worked as a Senior Auditor with Arthur Andersen LLP and in this capacity audited a number of technology companies. As Chief Financial Officer for Montrose Capital Corporation, Mr. Blivin has negotiated financings and developed business plans for a number of entities in which Montrose Capital Corporation invested during his terms. Mr. Blivin has served on the Board of Directors of Virtus Corporation and The Pantry, Inc.

         Norvell E. Miller, IV - Mr. Miller has been a Managing Director of the Advisor since March 1998. Mr. Miller has extensive experience in venture company operations, investment banking and fund management. As Managing Director of EMS Financial, Inc., he co-founded or invested in numerous companies. Representative transactions include: Pixel Magic Imaging, Inc., an Austin, Texas based digital imaging firm; Vision Software, a North Carolina based enterprise software and communication company selling into the public safety sector; Landfall Village LLC, a third generation CCRC, where Mr. Miller is a Managing General Partner; The Mobius Group Inc., where Mr. Miller was a co-founder and lead investor until he sold his holdings to UAI Technology Inc.; Sirrom Capital Inc., where Mr. Miller invested as a limited partner and subsequently participated in the company's successful initial public offering; and DentalCare Partners Inc., where Mr. Miller was a co-founder and Chief Executive Officer prior to the company's merger with Family Dental, Inc. of Cleveland, Ohio. In addition, Mr. Miller successfully invested in and exited Waxter Associates, SVI Ltd., AMS Inc. and Affordable Care, Inc. He also served as a senior vice president for McMillion/Eubanks, Inc. in Chapel Hill, North Carolina. Prior to becoming active in managing venture capital investments, Mr. Miller served as the founding Director of Investments for the University of North Carolina at Chapel Hill from 1980-1985 and instructed in the business school. Mr. Miller is a Chartered Financial Analyst and has a Masters of Business Administration from the Fuqua School at Duke University. Mr. Miller is the past president and sits on the Board of Directors of the Coastal Entrepreneurial Council and the North Carolina Investors Film Symposium. He served on the Board of the Council for Entrepreneurial Development from 1991-1994.

         George R. Collins - Mr. Collins is Director of Sales for the consumer products division of Greenfield Industries, a wholly owned subsidiary of Kennametal Inc. Kennametal Inc. is a worldwide leader in the manufacture of carbide and high-speed steel disposable cutting tools. For the past 28 years, Mr. Collins has held leadership roles in both sales and marketing with various consumer products companies including the Stanley Works (8 years) and the Newell Companies (11 years). In Mr. Collins' current capacity, he has sales responsibility for retailers that include Lowe's Companies, Sears, and Wal-Mart. Mr. Collins graduated with honors from Ohio University where he earned a degree in economics. Mr. Collins is currently a shareholder in the Fund and Southeast Interactive Technology Fund II, LLC ("Fund II").

         L. Scott Stankavage - Mr. Stankavage is a principal with Goodman Segar Hogan Hoffler, one of the largest commercial real estate companies in the Southeast. He has over 14 years of real estate experience in the Raleigh/Durham, Philadelphia, and Denver markets. Mr. Stankavage is a former Academic All Atlantic Coast Conference athlete and was starting quarterback at the University of North Carolina at Chapel Hill. He also was a member of the National Football League's Denver Broncos. Mr. Stankavage graduated from the University of North Carolina at Chapel Hill with a degree in business administration. He is currently a shareholder in the Fund and Fund II.

Meetings of the Board of Directors

         During 1997, the Board of Directors met one time and acted by unanimous written consent one time. There are no committees of the Board of Directors. An annual retainer of $1,000 was paid by the Fund to each of the independent members of the Board of Directors during the year.

Related Parties and Transactions with Affiliates

         On August 30, 1996, the SEC issued an order under Section 17(b) of the Act granting an exemption from Sections 17(a)(1) and (3) of the Act in response to an application filed by the Fund to purchase a $600,000 convertible note (the "Note") from One Room Systems, Inc. ("ORSI"). ORSI is controlled by E. Lee Bryan, who served as a director of the Fund and as a director and shareholder of the Advisor until November 1998. The Note bears interest at the rate of 10% per annum, is payable monthly, and is secured by certain receivables of ORSI and is personally guaranteed by Mr. Bryan. The Note matured in August 1998 and is convertible, at the Fund's option, into common stock of ORSI at a conversion price of $1.00 per share, subject to certain adjustments. In connection with its investment in the Note and subsequent renewals, the Fund also received warrants to purchase up to 586,500 in additional shares of common stock of ORSI at the various prices. In December 1998, ORSI entered into a definitive agreement to be acquired by another company. The Advisor and the acquiror have negotiated a modification of the Note to extend its maturity date and enhance the equity rights of the Fund thereunder. The principal amount of the note now totals $693,000 and matures on December 31, 1999. In addition, the Fund will hold warrants for 933,000 shares of common stock of the acquiror having an exercise price of $1.00.

                   PROPOSAL TO AMEND THE FUND'S OPERATING AND
                               ADVISORY AGREEMENTS

Background

         The operating agreement of a limited liability company such as the Fund is an agreement among the members of the company that defines the rights and duties of the company's managers and members. It is similar to the partnership agreement of a partnership or the articles of incorporation and bylaws of a corporation. The advisory and management agreement between an investment fund and its advisor is the contract which governs the relationship between the two entities. The Operating Agreement and the Advisory Agreement were approved by the Shareholders in connection with the initial organization of the Fund on August 31, 1995. Although the Advisory Agreement is the contract which establishes the fee arrangements between the Fund and the Advisor, the Operating Agreement contains certain nonbinding language regarding a contemplated adjustment in the Advisor's fees if certain events occur in the future. These proposed amendments change the contingency upon which the fee adjustment is based and add the adjustment language to the Advisory Agreement in order to make it legally binding on the Advisor and the Fund.

         The Advisory Agreement provides for the payment of an annual management fee to the Advisor that is equal to 5% of the net asset value of the Fund. One-half of this fee (2.5%) is payable in cash on a monthly basis (the "Current Fee") while the remaining half is deferred and becomes payable as follows: (i) upon the distribution to Shareholders of the net proceeds from the sale or disposition of a portfolio investment of the Fund, but only to the extent of twenty percent (20%) of the profits from such sale or disposition otherwise available for distribution, (ii) after Shareholders have received cumulative distributions from all sources equal to the proceeds of the Fund's initial offering ($6.1 million), upon the Fund's having funds available for distribution, without limitation. The Operating Agreement further contemplates a reduction in the Current Fee to 2% upon the "formation" of a new venture capital fund by W. Clay Hamner, David C. Blivin, or E. Lee Bryan (the "Fee Reduction Provision"). Although the Fee Reduction Provision does not appear in the Advisory Agreement, it was contemplated that the Advisory Agreement would be amended to reduce the Current Fee if and when the contingency required by the Fee Reduction Provision was met.

         At the time of its organization in 1995, the capitalization goal for the Fund was $25 million. The theory underlying the Fee Reduction Provision was that once the asset base for the Advisor's management fee exceeded $50 million (presumably comprised of two $25 million funds), the Current Fee could be reduced to 2% and still enable the Advisor to generate an adequate level of revenue to cover its cost of operations. However, the initial offering for the Fund was closed in August 1995 with a capitalization of only $6.1 million. At the time of the initial closing, the Fee Reduction Provision should have been modified to reflect the economic impact of closing the Fund at a much lower level of initial capitalization that had been originally contemplated. In 1996, Messrs. Hamner, Blivin, and Bryan organized Southeast Interactive Technology Fund II, LLC. An initial closing was held for Fund II in December 1996 with initial subscriptions totaling approximately $3 million. The Advisor also serves as the investment advisor to Fund II. The Advisory Agreement has not been amended to include the Fee Reduction Provision because of the ambiguity created by the lower than expected capitalization levels for each fund.

         The following table presents certain information regarding the fees paid by the Fund since its inception. In addition to information regarding the Advisor's Current and Deferred Fees, the table reflects the impact of professional fees paid to the Advisor by portfolio companies, one-half of which are remitted to the Fund on an annual basis. After adjustment for remitted fees, Current Fees paid to the Advisor have ranged from 2.5% to 1.23% of the Fund's net asset value ("NAV"). The last two columns of the table reflect the pro forma impact of the Fee Reduction Provision had it become effective in 1997 and 1998, which is 50 basis points in each year.

                                                                                                            Pro
                                                      Net                                                  Forma
                                                    Current                          Total       Pro       Total
                Remitted     Remitted        Net    Fees As                         Fees As     Forma     Fees As
      Current     Fees         Fees        Current   A % of    Deferred     Total    A % of      Total     A % of
Year  Fees (1)  (Cash)(2) (Securities)(2)   Fees      NAV       Fees(3)     Fees       NAV      Fees(4)     NAV
---- ---------- --------- --------------  --------- --------- ---------- ---------- --------- ---------- ---------
1995    78,541     --            --         78,541    2.50       78,541    157,082    5.00      157,082     --
1996   139,552   27,000       43,000        69,552    1.25      139,552    209,104    3.75      209,104     --
1997   143,919     --         29,000       114,919    2.00      143,919    258,838    4.50      230,054    4.00
1998   117,850     --         60,000        57,850    1.23      117,850    175,700    3.73      152,130    3.23

--------------
(1) Current Fees paid to the Advisor since inception of the Fund. The Advisor receives an annual management fee equal to 5% of the Fund's NAV. The Current Fee portion is payable in cash on a monthly basis while the Deferred Fee portion is deferred and becomes payable only if the Fund makes distributions to Shareholders in excess of specified amounts.

(2) The Advisor is obligated to remit to the Fund one-half of any fees paid to it by portfolio companies in exchange for certain professional services rendered by the Advisor. Portfolio companies typically pay such fees in cash, warrants, shares common stock or a combination thereof. Values presented for fees paid in warrants or shares are based on the Advisor's estimate of fair market value as of the date of payment. As of December 31, 1998, the Fund had net unrealized appreciation on securities received as remitted fees of $113,913, based on the Advisor's estimate of the fair market value of such securities on that date. The value actually realized by the Fund upon disposition of fees paid in securities will be subject to the market value of the securities on the date of disposition.

(3)  Deferred Fees accrued by the Advisor since inception of the Fund.  See
     Note 1 above.

(4) Presents, on a pro forma basis, the amount of total fees payable to the Advisor if the Fee Reduction Provision had become effective on December 31, 1996, the date of the initial closing for Fund II.

Proposal

         The Board is proposing to amend to Section 8.8 (a) of the Operating Agreement to clarify the nonbinding language regarding management fees by deleting the fifth sentence of that section and replacing it with the following sentence:

                  "The portion of the management fee described in clause (i) above will be reduced to two percent (2.0%) of the net asset value of the Fund commencing on the first day of any month following a month during which the net asset value of all venture capital funds under management by the Advisor shall exceed $50 million."

         The Board is further proposing to amend Section 6 of the Advisory Agreement to add the following sentence to the end of that Section:

                  "The portion of the management fee described in clause (a) above will be reduced to two percent (2.0%) of the net asset value of the Fund commencing on the first day of any month following a month during which the net asset value of all venture capital funds under management by the Advisor shall exceed $50 million."


                PROPOSAL TO RATIFY THE APPOINTMENT OF ACCOUNTANTS

         The Board of Directors has selected Ernst & Young LLP as the independent accountants to audit the financial statements of the Fund for the year ending December 31, 1998. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions. The Board of Directors unanimously recommends a vote "FOR" the proposal to ratify the appointment of Ernst & Young LLP as the Fund's independent accountants for the year ending December 31, 1998.

                                                                      APPENDIX A

                  Southeast Interactive Technology Fund I, LLC
                        2525 Meridian Parkway, Suite 300A
                          Durham, North Carolina 27713

                              Appointment of Proxy

         This Appointment of Proxy is solicited on behalf of the Board of Directors. The undersigned hereby appoints David C. Blivin, CPA and Norvell E. Miller, IV and each of them proxies, with power of substitution, to represent the undersigned at the Annual Meeting of Shareholders of Southeast Interactive Technology Fund I, LLC. (the "Fund") to be held at 2:00 p.m. on February 8, 1999 at MCNC, 3021 Cornwallis Road, Research Triangle Park, North Carolina, and at any adjournments thereof, to vote the number of shares which the undersigned would be entitled to vote if present in person in such manner as such proxies may determine, and to vote on the following proposals as specified below by the undersigned.

         1. Election of Directors:

            For  _____         Against  _____           For All Except  _____

            Nominees: David C. Blivin, Norvell E. Miller IV, George R. Collins,
                      L. Scott Stankavage

            Instruction: To withhold authority to vote for any individual nominee mark "For All Except" and write that nominee's name in the space provided: _________________

         2. To approve amendments to the Operating Agreement and the Advisory and Management Agreement regarding management fees.

            For  _____          Against  _____          Abstain  _____

         3. To ratify the appointment of Ernst & Young LLP as the independent public accountants of the Fund for the year ending December 31, 1998:

            For  _____          Against  _____          Abstain  _____

         4. In their discretion, the proxies are authorized to vote upon other business as may properly come before the meeting or any adjournment thereof.

         The shares represented by this appointment of proxy will be voted as directed above. In the absence of any direction, such shares will be voted by the proxies "FOR" proposal and each of the listed nominees for director. Please sign exactly as your name(s) appear on this card. If shares are held by joint tenants, both should sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.



                                                _____________________________
Date: _______________, 1999                     Shareholder sign above

                                                _____________________________
                                                Co-holder (if any) sign above